MORGAN STANLEY SPECIAL GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MARCH 1, 2009 - AUGUST 31, 2009


SECURITY
PURCHASED
--------------
Xenoport Inc.

PURCHASE/
TRADE DATE
---------
07/08/09

SIZE OF
OFFERING
--------
  --

PRICE OF
SHARES
---------
$19.000

TOTAL
AMOUNT OF
OFFERING
---------
$47,500,000

AMOUNT OF
SHARES
PURCHASED
BY FUND
-----------
1,009

% OF
OFFERING
PURCHASED
BY FUND
------------
0.04%

% OF
FUNDS
TOTAL
ASSETS
-------
0.05%

BROKERS
----------
Credit Suisse,
Barclays
Capital,
Citi,
J.P. Morgan,
Morgan
Stanley,
Goldman
Sachs &
Co., UBS
Investment
Bank,
Wachovia
Securities,
ABN AMRO
Incorporated,
KeyBanc
Capital
Markets,
Mitsubishi
UFJ
Securities

PURCHASED FROM
--------------
Goldman Sachs